UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest events reported)       August 22, 2002
                                                      --------------------------
                                                          (August 23, 2002)
                                                      --------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                 Commission                  85-0468296
----------------------------                             -----------------------
(State or Other Jurisdiction   File Number 333-32170         (I.R.S. Employer
                                           ---------
     of Incorporation)                                   Identification) Number)



 Alvarado Square, Albuquerque, New Mexico                       87158
 ----------------------------------------                       -----
 (Address of principal executive offices)                     (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
(Former name, former address and former fiscal year, if changed since last report)



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Item 5.  Other Events

The following is a press release issued by the Company on August 22, 2002.

  PNM Realigns to Capture Efficiencies & Respond to Declining Wholesale Market
                Work Force Reduced, Chief Operating Officer Named

     ALBUQUERQUE, N.M., Aug. 22, 2002 - PNM Resources (NYSE:PNM) today announced a realignment of the company that will consolidate several areas and reduce operation and maintenance costs while maintaining its high standards for reliability and customer service.

     "For the past six months, we've looked at our business top to bottom to determine the best way to maintain the long-term health and growth of our company in an ever-changing and increasingly difficult energy market," said PNM Chairman, President and Chief Executive Officer Jeff Sterba.

     PNM, like many other energy companies, has been hurt by the troubled power trading market where prices have been low and trading activity has been sluggish. In addition, the company has been implementing process improvement initiatives to reduce ongoing costs. As a result, PNM will experience a reduction in force of about 85 employees.

     "Unfortunately, difficult decisions have to be made," Sterba said. "These changes, which affect departments at all levels, are part of our ongoing process to improve our efficiency while retaining our commitment to improving service quality for our customers."

     The work force reductions are effective today and are a result of consolidating similar functions as PNM reorganizes back into a more traditional utility structure. Among the departments being consolidated are legal, accounting, environmental services, operations and information technology.

     PNM also has responded to the market conditions by redeploying resources to focus on long-term power agreements, instead of daily wholesale market activity. The company also has scaled back its generation development and construction operations but has not eliminated plans to invest in new generation.

     In 2000, PNM began separating the company into business units in anticipation of a competitive electricity market in New Mexico. The delay in deregulation, which was postponed until 2007, combined with the unstable wholesale electricity market nationally and regulatory and political uncertainty caused the company to make these work force changes.

     As part of the realignment, Sterba also announced today the appointment of Roger Flynn as chief operating officer. Flynn was most recently PNM's executive vice president in charge of the regulated retail electric and gas delivery businesses, including operations, engineering, construction and customer service. In his new role, Flynn also will be responsible for PNM's generation portfolio, including its stake in both San Juan Generating Station, in northwestern New Mexico, and Palo Verde Nuclear Generating Station in Arizona. He also will oversee PNM's successful wholesale marketing efforts.

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



     Flynn joined PNM in 1994 after a career with Pacific Gas & Electric in California.

     PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system and uncertainties relating to PNM's litigation with Western Resources and related costs, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission (FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999, as amended, and in other cases now pending or which may be brought before the FERC or NMPRC could cause PNM operating revenues and earnings to differ from results forecast in this news release. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10Q for the quarter ended June 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PNM RESOURCES, INC.
                               ---------------------------------------------
                                                (Registrant)


Date:  August 23, 2002                       /s/ John R. Loyack
                               ---------------------------------------------
                                               John R. Loyack
                                Vice President and Chief Accounting Officer
                               (Officer duly authorized to sign this report)


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